UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 11, 2012

SNYDER’S-LANCE, INC.

(Exact Name of Registrant as Specified in its Charter)

North Carolina	0-398	56-0292920
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13024 Ballantyne Corporate Place, Suite 900, Charlotte, NC		28277
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (704) 554-1421

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On October 11, 2012, S-L Snacks National, LLC (“S-L Snacks”), a North Carolina limited liability company and indirect wholly owned subsidiary of Snyder’s-Lance, Inc. (the “Company”), completed the previously announced acquisition (the “Acquisition”) of all of the issued and outstanding shares and membership interests of Snack Factory, LLC, a New Jersey limited liability company (“Snack Factory”), Princeton Vanguard, LLC, a Delaware limited liability company (“Vanguard”) and VMG Snack Factory Blocker, Inc., a Delaware corporation (“VMG Blocker” and, collectively with Snack Factory and Vanguard, the “Target Companies”) pursuant to the Stock and Membership Interest Purchase Agreement, dated as of September 3, 2012 (the “Purchase Agreement”), by and between the Company, S-L Snacks, the Target Companies, and the sellers named therein.

The Acquisition purchase price of approximately $344.2 million was funded by a combination of cash on hand, a drawing under the Company’s revolving credit facility and borrowings under the Company’s term loan credit agreement. Pursuant to the terms of the Purchase Agreement, the Acquisition purchase price included $1.4 million paid for estimated cash held by the Target Companies and a $2.8 million adjustment for estimated working capital.

A summary of the material terms of the Purchase Agreement are set forth in the Company’s Current Report on Form 8-K filed on September 7, 2012. Such summary of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 11, 2012, the Company borrowed a total of (1) $325 million under its term loan credit agreement, dated September 26, 2012 (as amended on October 1, 2012, the “Term Loan Agreement”), from the lenders named therein, with Bank of America, N.A., as administrative agent, and Manufacturers and Traders Trust Company, as syndication agent, and (2) $15 million under its revolving credit facility, dated as of December 7, 2010 (the “Revolving Credit Agreement”), from the lenders named therein, with Bank of America, N.A., as administrative agent, and JPMorgan Chase Bank, N.A. and Manufacturers and Traders Trust Company, as co-syndication agents. The borrowings under the Term Loan Agreement and Revolving Credit Agreement were used to fund a portion of the Acquisition purchase price and pay fees and expenses related to the Acquisition.

A summary of the material terms of the Term Loan Agreement is set forth in the Company’s Current Report on Form 8-K filed on October 2, 2012. Such summary of the Term Loan Agreement is not complete and is qualified in its entirety by reference to the full text of the Term Loan Agreement, a copy of which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed October 2, 2012.

A summary of the material terms of the Revolving Credit Agreement is set forth in the Company’s Current Report on Form 8-K filed on December 13, 2010. Such summary of the Revolving Credit Agreement is not complete and is qualified in its entirety by reference to the full text of the Revolving Credit Agreement, a copy of which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed December 13, 2010.

Item 8.01	Other Events.

A copy of the press release issued by the Company announcing the completion of the Acquisition on October 11, 2012 is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date this Current Report on Form 8-K must be filed.

(b)	Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date this Current Report on Form 8-K must be filed.

(d)	Exhibits

Exhibit No.	Exhibit Description

2.1	Stock and Membership Interest Purchase Agreement, dated as of September 3, 2012, by and between the Company, S-L Snacks, the Target Companies, and the sellers named therein

99.1	Press Release, dated October 11, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SNYDER’S-LANCE, INC.

Date: October 17, 2012	By:	/s/ A. Zachary Smith III
A. Zachary Smith III
Secretary

SECURITIES AND EXCHANGE COMMISSION

Washington, DC

EXHIBITS

CURRENT REPORT

ON

FORM 8-K

Date of Event Reported:	Commission File No:
October 11, 2012	0-398

SNYDER’S-LANCE, INC.

EXHIBIT INDEX

Exhibit No.	Exhibit Description

2.1	Stock and Membership Interest Purchase Agreement, dated as of September 3, 2012, by and between the Company, S-L Snacks, the Target Companies, and the sellers named therein

99.1	Press Release, dated October 11, 2012